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                     CONSENT OF MAYER, BROWN, ROWE & MAW LLP

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising part of the Registration Statement on Form N-14 of The Universal Institutional Funds, Inc. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities Exchange Commission thereunder.

                                                /s/ Mayer, Brown, Rowe & Maw LLP

New York, NY
January 7, 2004